                                  SCHEDULE 14C

                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. _______)

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                                            Rule 14c-5(d)(2)).
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                               Optimum Fund Trust

                (Name of Registrant as Specified in Its Charter)

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                               OPTIMUM FUND TRUST

                          OPTIMUM LARGE CAP GROWTH FUND

                               2005 Market Street
                           PHILADELPHIA, PA 19103-7094

                              INFORMATION STATEMENT

     This  Information  Statement  is being  furnished on behalf of the Board of
Trustees  ("Trustees"  or "Board") of the  Optimum  Fund Trust (the  "Trust") to
inform  shareholders  of the Optimum  Large Cap Growth Fund (the "Fund") about a recent change  related to the Fund's  subadvisory  arrangements.  The change was approved  by  the  Board  of  the  Trust  on the  recommendation  of the  Fund's investment  manager,  Delaware  Management  Company  ("DMC"  or the  "Manager"),
without shareholder  approval as is permitted by an order of the U.S. Securities and Exchange  Commission  ("SEC") dated  November 7, 2006. WE ARE NOT ASKING YOU
FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This  Information  Statement  is being  mailed on or about March 4, 2008 to shareholders of record of the Fund as of February 25, 2008.

                                  INTRODUCTION

     DMC is the investment  manager for each of the Trust's funds. DMC employs a
"manager of  managers"  arrangement  in managing  the assets of the Trust.  This permits  DMC,  subject to approval by the Board,  to hire,  terminate or replace subadvisers unaffiliated with the Trust or DMC ("unaffiliated subadvisers"), and
to  modify  material  terms  and  conditions  of  subadvisory   agreements  with
unaffiliated subadvisers,  without shareholder approval. DMC recommended and the
Board has approved a new  subadvisory  agreement ("New  Subadvisory  Agreement")
with one of the Fund's current  subadvisers,  Marsico  Capital  Management,  LLC
("Marsico"),  due to a transaction  under which Marsico was  repurchased  from a subsidiary of its parent company,  Bank of America  ("BOA") (the  "Transaction")
(See "The Transaction" below).

     Section  15(a) of the  Investment  Company  Act of 1940  (the  "1940  Act")
generally  requires that the  shareholders of a mutual fund approve an agreement pursuant to which a person  serves as  investment  adviser or  subadviser of the fund. In order to use the "manager or managers"  authority discussed above, DMC, the Trust, and certain Delaware Investments affiliates requested and received an exemptive  order from the SEC on  November  7, 2006 (the "SEC  Order").  The SEC
Order exempts DMC, the Trust and the other Delaware Investments  affiliates from certain of the  shareholder  approval  requirements of Section 15(a) of the 1940
Act and allows the Trust's Board, subject to certain conditions, to appoint new, unaffiliated subadvisers and approve new subadvisory agreements on behalf of the
Trust without shareholder approval.

     Consistent  with the SEC Order,  the  Board,  including  a majority  of the
Trustees who are not "interested  persons" of the Trust or of DMC under the 1940
Act ("Independent  Trustees"),  has approved the New Subadvisory Agreement among the Trust,  DMC and Marsico  relating to the Fund.  As  discussed  later in this
Information  Statement,  the Board carefully considered the matter and concluded that the approval of the New Subadvisory  Agreement was in the best interests of the Fund and its shareholders.

     As a condition to relying on the SEC Order,  DMC and the Trust are required to furnish Fund shareholders with notification of the New Subadvisory  Agreement within ninety days from the date that the subadviser is hired.  This Information
Statement provides that notice and gives details of the new arrangement.

                                 THE TRANSACTION

     On June 14, 2007,  Thomas F. Marsico,  Chief Executive  Officer ("CEO") and
Chief  Investment  Officer ("CIO") of Marsico,  and Marsico Parent Company,  LLC
(the  "Company"),  a company  controlled  by Mr.  Marsico,  signed a  definitive agreement to repurchase  Marsico from a subsidiary of BOA,  which  constitutes a
"change of control" of Marsico under applicable  provisions of the 1940 Act. The
1940 Act provides  that a "change of control" of a fund's  adviser or subadviser results  in an  "assignment,"  and a  consequent  automatic  termination,  of an investment  advisory agreement between a fund and its adviser or subadviser,  as the  case  may be.  Accordingly,  as a  result  of the  Transaction,  the  prior subadvisory  agreement  dated July 31, 2003 among DMC, as the Funds'  investment manager,  the Trust,  and  Marsico,  as the  Fund's  subadviser,  terminated  on
December 14, 2007. In anticipation  of the Transaction and consequent  automatic termination of the prior subadvisory  agreement with Marsico,  the Board, at its
September  20, 2007  regular  meeting  (the "Board  Meeting"),  approved the New
Subadvisory  Agreement with Marsico,  having terms substantively  similar to the terms of the prior subadvisory agreement.

     Under the terms of the New Subadvisory Agreement,  Marsico makes investment decisions  for the  segment of the  Fund's  assets  allocated  to Marsico by the
Manager,  and  continuously  reviews,  supervises  and  administers  the  Fund's investment programs with respect to these assets.

            DMC'S RECOMMENDATION AND THE BOARD OF TRUSTEES' DECISION

     DMC recommended the approval of the New Subadvisory  Agreement between DMC,
Marsico and the Trust.  Because Marsico was an existing  subadviser to the Fund, the Board took into account information  furnished and discussed  throughout the year at quarterly Board meetings when discussing the New Subadvisory  Agreement, as  well  as  information  furnished  specifically  for  the  contract  approval considerations  being conducted at the Board Meeting.  Information  furnished at
Board  meetings  throughout  the year  included:  an  analysis  by DMC (with the assistance  of  its  consultant,  LPL  Financial  Corporation  ("LPL"))  of  the investment  performance of Marsico and the sleeve of the Fund it sub-advised;  a report  prepared  by Lipper  Inc.  ("Lipper")  comparing  the Fund's  investment performance  and expenses  with those of other  mutual  funds deemed  comparable
("Lipper Report"); and compliance reports and related  certifications  furnished by Marsico and DMC.  Material  furnished  specifically  in  connection  with the review of the New  Subadvisory  Agreement  included:  memoranda  discussing  and analyzing the  performance of Marsico's  sleeve of the Fund and the  Transaction between  Marsico  and a  subsidiary  of BOA; a  description  of fees  charged by
Marsico  showing them to be  competitive  with those  charged  other  comparable investment companies or accounts; a copy of the New Subadvisory Agreement; and a
"due  diligence"  report  describing  various  material items in relation to the personnel,  organization  and policies of Marsico.  Lastly,  representatives  of
Marsico  (including  its CEO) were  present  at the Board  meeting  to provide a presentation and answer any Board questions.

     In considering  such  information and materials,  the independent  Trustees received  assistance  from and met  separately  with  independent  counsel.  The materials  prepared by DMC  specifically  in connection with the approval of the
New Subadvisory  Agreement were sent to the  independent  Trustees in advance of the  meeting  and were  discussed  at an  executive  session of the  independent
Trustees and their counsel prior to the Board Meeting. While attention was given to all information  furnished,  the following  discusses under separate headings the primary  factors  taken into account by the Board in its  contract  approval considerations.

     Nature,  Extent and Quality of Services.  In considering the nature, extent and quality of the  services to be provided by Marsico,  the Board  specifically considered that the New Subadvisory  Agreement  contains  substantially  similar provisions to those in the prior Marsico subadvisory agreement for the Fund. The
Board also  considered  the  benefits  of  providing  consistency  of  portfolio management.  The Board  reviewed  materials  provided by Marsico  regarding  its experience  and the  qualifications  of its  personnel,  and  placed  weight  on
Marsico's  representation  that there were no planned  changes  with  respect to
Marsico's personnel  responsible for security selection and portfolio management of the  portion  of the Fund  managed  by Marsico  after the  completion  of the
Transaction.  The quality of the services of Marsico was considered primarily in respect to the  investment  performance on its sleeve of the Fund. The Board was also satisfied  with the adherence by Marsico with the  investment  policies and restrictions  of the Fund it  advised,  as well as their  adherence  to  various compliance  and  other  procedures  based  on  personal  presentations  made  by representatives  of Marsico and DMC reports of its discussions with Marsico,  as well as certificates and materials furnished at Board meetings and in connection with the approval of the New Subadvisory Agreement.

     Investment Performance.  The Board placed significant emphasis on Marsico's prior investment  performance on its sleeve of the Fund. While consideration was given to performance reports and discussions  throughout the year (including the
Lipper Report described above),  particular  attention in assessing  performance was given to Marsico's performance on its portion of the sleeve to date relative
to  the  Fund's  peers  and  benchmark.   The  Board  was  satisfied  with  such
performance.  In addition,  the Board placed weight on Marsico's  representation that  there were no  planned  changes  with  respect  to the  Marsico  personnel responsible  for security  selection and portfolio  management of its portion of
the  Fund  after  the   completion   of  the   Transaction.   Based  upon  these
considerations, the Board determined that the performance of Marsico on the Fund provides evidence of the high quality of portfolio  management services expected to be provided by Marsico under the New Subadvisory Agreement.

     Subadvisory  Fee;  Profitability;  and  Economies  of Scale.  The Board was
provided  with a  description  of fees to be charged  by  Marsico  under the New
Subadvisory  Agreement which showed them to be identical to the subadvisory fees from the prior Marsico subadvisory agreement for the Fund, and to be competitive with  those  charged  by Marsico to other  comparable  investment  companies  or accounts.  Trustees were also given  information  on profits  being  realized by
Marsico in relation to Marsico's overall investment advisory business. The Board noted that the fees payable to Marsico for the investment  subadvisory  services provided  by it to the Fund would be paid out of the fee  received by DMC in its role as investment manager.  The Board also noted that the materials provided to them regarding the  Transaction  stated that the management fee paid by the Fund to DMC would stay the same, and that DMC's profitability will not be impacted by the terms of the New Subadvisory Agreement.  The Board also noted that economies of scale  may be  shared  with a fund and its  shareholders  through  investment management  fee  breakpoints,  so that as a fund  grows in size,  its  effective management  fee  rate  declines.  The  investment  management  fees for the Fund contained breakpoints with the Fund's asset size being at a high enough level to benefit  from such  breakpoints,  and to the  extent  economies  of scale may be realized in the management of the Fund,  the Trustees  believed such schedule of fees provided a sharing of benefits with the Fund and its shareholders.

                          THE NEW SUBADVISORY AGREEMENT

     The New Subadvisory  Agreement has terms substantially similar to the prior subadvisory agreement between DMC, the Trust and Marsico.  Marsico will make all investment  decisions for the portion of the Fund's assets  allocated to it, and will continuously review, supervise and administer the Fund's investment program with respect to those assets.  Marsico is not affiliated  with DMC, and as noted
above,  Marsico's  subadvisory fee is paid out of the fee received by DMC in its role as investment manager.  Marsico discharges its responsibilities  subject to the  supervision  of DMC and the  Board,  and has  agreed  to do so in a  manner consistent  with the Fund's  investment  objective,  policies  and  limitations.
Additionally,   the   New   Subadvisory   Agreement   clarifies   each   party's
responsibilities  concerning  compliance  reporting and regulations,  as well as assisting in the updating of the Fund's prospectuses and statement of additional information.

     The prior  subadvisory  agreement  was dated July 31,  2003 with an initial term ending July 31, 2005. The New  Subadvisory  Agreement is dated December 14,
2007 and has an initial term ending December 14, 2009.  Thereafter,  continuance of this New  Subadvisory  Agreement  requires the annual approval of the Trust's
Board, including a majority of the independent Trustees.

                      ADDITIONAL INFORMATION ABOUT MARSICO

     Marsico Capital Management, LLC is located at 1200 17th Street, Suite 1600,
Denver,  CO 80202.  Marsico was  organized  in  September  1997 as a  registered investment  adviser.  Marsico provides investment services to other mutual funds and private  accounts  and, as of December  31,  2007,  had  approximately  $106 billion  under  management.  Thomas F. Marsico is the founder and CEO of Marsico and manages the  investment  program for Marsico's  portion of the Optimum Large
Cap Growth Fund.  Mr.  Marsico has over 20 years of  experience  as a securities analyst and a portfolio manager. He has held his Fund responsibilities since the inception of the Fund.

     The portfolio  manager and key  executives  of Marsico and their  principal occupations  are listed in Appendix A. Unless  otherwise  noted,  the address of each person listed is 1200 17th Street, Suite 1600, Denver, CO 80202.

     Marsico  currently  serves as  subadviser  to 19 other  mutual  funds  with similar  objectives to the Fund.  The chart at Appendix B contains a description of  these  funds  and the  compensation  paid  to  Marsico  for its  subadvisory services.

               THE INVESTMENT MANAGER AND THE MANAGEMENT AGREEMENT

     DMC, located at 2005 Market Street, Philadelphia,  Pennsylvania 19103-7094,
is a  series  of  Delaware  Management  Business  Trust,  which  is an  indirect subsidiary of Delaware  Management  Holdings,  Inc ("DMH"),  which in turn is an indirect  subsidiary,  and subject to the ultimate control,  of Lincoln National
Corporation  ("LNC").  The Manager,  together with its  predecessors,  have been managing  mutual  funds  since  1938.  As of  December  31,  2007,  DMC  and its affiliates had more than $150 billion in assets under management.

     As the Fund's investment  manager,  DMC has overall  responsibility for the general  management of the Trust and all of its funds,  which includes selecting the funds'  subadvisers  and monitoring  each fund and subadviser to ensure that investment  activities remain consistent with a fund's investment  objective.  A team  is  responsible  for  conducting  ongoing  investment  reviews  with  each subadviser  and for  developing  the  criteria  by  which  fund  performance  is measured.  The Manager has hired LPL, a registered  broker/dealer and investment adviser, as a consultant to assist with this process.

     The key executives and each trustee of DMC and their principal  occupations are listed in  Appendix A. Unless  otherwise  noted,  the address of each person listed is 2005 Market Street, Philadelphia, Pennsylvania 19103-7094.

     The  Trust and the  Manager  have  entered  into an  investment  management agreement  (the  "Management  Agreement"),  which was initially  approved by the
Board of  Trustees  at a meeting  held on July 17,  2003.  Under the  Management
Agreement,  the Manager has full discretion and  responsibility,  subject to the overall  supervision  of the Trust's  Board of Trustees,  to select and contract with one or more investment subadvisers, to manage the investment operations and composition  of each  fund,  and to  render  investment  advice  for each  fund, including the purchase,  retention, and dispositions of investments,  securities and cash contained in each fund. The Management  Agreement obligates the Manager to implement  decisions with respect to the allocation or  reallocation  of each fund's  assets  among one or more  current  or  additional  subadvisers,  and to
monitor  the  subadvisers'   compliance  with  the  relevant  fund's  investment
objective, policies and restrictions.  Under the Management Agreement, the Trust will bear the expenses of conducting its business. The Trust and the Manager may share  facilities  in common to each,  which may  include  legal and  accounting personnel,  with  appropriate pro ration of expenses  between them. In addition, the Manager  pays the salaries of all officers and Trustees of the Trust who are officers, directors or employees of the Manager or its affiliates.

     Pursuant to the Management  Agreement,  the Trust compensates DMC for these services  to the Fund by paying  DMC an annual  advisory  fee  assessed  against average  daily net  assets  under  management  of:  0.8000% of assets up to $250 million,  0.7875% of assets from $250 million to $300 million, 0.7625% of assets from $300 million to $400  million,  0.7375% of assets from $400 million to $500 million,  and 0.7250% of assets over $500 million. For services to the Fund, DMC received,  after fee waivers,  $4,549,157  in advisory  fees for the fiscal year ended March 31, 2007,  and  $3,369,431 in advisory fees for the six months ended
September 30, 2007.

                              SUBADVISORY FEES PAID

     The Fund has two subadvisers:  Marsico and T. Rowe Price  Associates,  Inc.
(T. Rowe Price").  Marsico and T. Rowe Price earned  $2,951,709 in the aggregate for sub-advisory  services provided for the Fund for the fiscal year ended March
31, 2007. For the six months ended September 30, 2007, Marsico and T. Rowe Price earned $1,934,668 for services provided to the Fund.

                         PAYMENTS TO AFFILIATED BROKERS

     The Fund did not make any payments to an  affiliated  broker for the fiscal year ended March 31, 2007.

                         RECORD OF BENEFICIAL OWNERSHIP

     As of February  25,  2008,  the Fund  believes  that there were no accounts holding  5% or more of the  outstanding  shares of any Class of the Fund.  As of
February 25, 2008,  the Fund's  officers and Trustees  owned less than 1% of the outstanding shares of each Class of the Fund.

                         GENERAL INFORMATION DISTRIBUTOR

     The Distributor,  Delaware Distributors,  L.P. ("Distributor"),  located at
2005  Market  Street,  Philadelphia,  PA  19103-7094,  serves  as  the  national distributor of the Trust's shares under a Distribution  Agreement dated July 17,
2003. The  Distributor is an affiliate of the Manager and bears all of the costs of promotion and  distribution,  except for payments by the Class A, Class B and
Class C shares under their  respective  Rule 12b-1 Plans.  The Distributor is an indirect subsidiary of DMH, and,  therefore,  of LNC. The Distributor has agreed to use its best  efforts  to sell  shares  of the  Fund.  Shares of the Fund are offered on a continuous  basis by the Distributor  and may be purchased  through authorized  investment  dealers or directly by contacting the Distributor or the
Trust. The Board of Trustees annually reviews fees paid to the Distributor.

                        TRANSFER AGENT AND ADMINISTRATOR

     Delaware  Service  Company,  Inc.  ("DSC"),  located at 2005 Market Street,
Philadelphia,  PA  19103-7094,  serves  as the  Trust's  shareholder  servicing, dividend  disbursing  and transfer  agent.  DSC  provides  fund  accounting  and financial  administration oversight services to the Fund. Those services include overseeing  the Fund's  pricing  process,  the  calculation  and payment of Fund
expenses,   and  financial  reporting  in  shareholder   reports,   registration
statements and other regulatory filings.  Additionally,  DSC manages the process for the payment of dividends and distributions and the dissemination of Fund net asset values and performance data. DSC is an affiliate of the Manager, and is an indirect subsidiary of DMH and, therefore, of LNC.

     Mellon Bank,  N.A.  ("Mellon"),  One Mellon  Center,  Pittsburgh  PA 15258,
provides  fund  accounting  and financial  administration  services to the Fund.
Those services include  performing  functions  related to calculating the Fund's net asset  value  and  providing  financial  reporting  information,  regulatory compliance testing and other related accounting services.

                                  HOUSEHOLDING

     Only one copy of this  Information  Statement may be mailed to  households, even if more than one person in a  household  is a Fund  shareholder  of record;
unless  the  Trust  has  received  instructions  to the  contrary.  If you  need
additional   copies  of  this   Information   Statement,   please  contact  your
participating  securities dealer or other financial intermediary.  If you do not want the mailing of an Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather  receive just one copy for the  household,  please contact your participating securities dealer or other financial intermediary.

                              FINANCIAL INFORMATION

     Shareholders  can obtain a copy of the Trust' most recent Annual Report and
any  Semi-Annual  Report  following  the  Annual  Report,   without  charge,  by
contacting   their   participating   securities   dealer   or  other   financial
intermediary, or if a shareholder owns Trust shares directly through the Trust's service agent, by calling toll free at 800-914-0278.

                                   APPENDIX A

Marsico Capital Management, LLC

Name                                 Principal Occupation
--------------------------------------------------------------------------------
Thomas F. Marsico                    Chief Executive Officer and Chief
                                     Investment Officer

Christopher J. Marsico               President

Neil L. Gloude                       Executive Vice President, Chief
                                     Financial Officer and Treasurer

Kenneth M. Johnson                   Executive Vice President and Director
                                     of Marketing and Client Services

Steven R. Carlson                    Executive Vice President and Chief
                                     Compliance Officer

Thomas M. J. Kerwin                  Executive Vice President, General
                                     Counsel and Secretary

James G. Gendelman                   Vice President and Portfolio Manager

Corydon J. Gilchrist                 Vice President and Portfolio Manager

Delaware Management Company

Name                                 Principal Occupation
--------------------------------------------------------------------------------
Patrick P. Coyne                     Trustee and President

John C.E. Campbell                   Trustee and Executive Vice President /
                                     Global Marketing & Client Services

See Yeng Quek                        Trustee and Executive Vice President /
                                     Managing Director / Chief Investment
                                     Officer, Fixed Income

David P. O'Connor                    Trustee and Senior Vice President /
                                     Strategic Investment Relationships and
                                     Initiatives / General Counsel

Michael J. Hogan                     Executive Vice President / Head of
                                     Equity Investments

Philip N. Russo                      Executive Vice President / Chief
                                     Administrative Officer

                                   APPENDIX B

                                                    APPROXIMATE FUND
                                                    ASSETS ($ million)       SUBADVISORY FEE PAID TO MARSICO** AS OF 12/31/07
             NAME OF FUND                           AS OF 12/31/07           (ANNUALLY, AS % OF FUND ASSETS)
------------------------------------------------------------------------------------------------------------------------------------
AEGON/Transamerica & Transamerica IDEX
    ATST Marsico Growth Fund                              $724.4             0.40%
    TA IDEX Marsico Growth Fund                           $421.7             0.40%

Advanced Series Trust (AST) /
Prudential Investments
    AST Marsico Capital Growth                          $5,540.7             0.40% on aggregate up to $1.5 billion
    AST Advanced Strategies Portfolio                      295.1*            0.35% on aggregate assets > $1.5 billion
    Target Portfolio Trust - Large Cap Growth              171.4*            on the AST / Prudential funds listed herein
    Target Conservative Allocation Fund                     21.3*
    Target Moderate Allocation Fund                         67.9*
    Target Growth Allocation Fund                           71.9*
    Prudential Series Fund Global Portfolio                253.5*

BlackRock
    Marsico Growth FDP Fund of FDP Series, Inc.           $169.6             0.40%

Columbia Funds (formerly Nations Funds)
    Columbia Marsico Growth                             $7,054.8             0.45% on aggregate up to $18 billion
    Master Portfolio                                                         0.40% on aggregate > $18 billion and < $21 billion
    Columbia Marsico Growth Fund,                       $1,341.3
    Variable Series                                                          0.35% on aggregate > $21 billion aggregated across the
                                                                             Columbia funds listed herein and others managed by
                                                                             Marsico
GuideStone Funds
    Growth Equity Fund                                     432.4*            0.45% on first $400 million
                                                                             0.40% on assets >$400 million
ING Investors Trust
    ING Marsico Growth Portfolio                        $1,022.3             0.45% on first $500 million
                                                                             0.40% on $500 million to $1.5 billion
                                                                             0.35% on assets >$1.5 billion
Merrill Lynch
    Roszel/Marsico Large Cap Growth Portfolio              $76.2             0.40%

Northern Multi-Manager Funds
    Multi-Manager Large Cap Fund                           $20.7             0.40% on first $1.5 billion
                                                                             0.35% on assets > $1.5 billion
Russell Investment Company
    Equity I Fund                                          191.6*            0.325% on aggregate up to $500 million
    Diversified Equity Fund                               $450.2             0.275% on aggregate assets > $500 million
                                                                             to < $750 million
                                                                             0.225% on aggregate assets > $750 million across the
                                                                             Russell funds listed herein and others managed by
                                                                             Marsico
USAA
    USAA Aggressive Growth Fund                         $1,374.3             0.35%

*    Denotes  multi-manager  fund.  Assets reflect the  Marsico-managed  portion only.

**   A  principal  investment  manager  other  than  Marsico  typically  charges management fees to these mutual funds that include both  sub-advisory  fees paid to  Marsico  and  additional  management  fees  paid to the  principal investment manager.